-more- February 26, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Record Rocky Mountain Region Volumes Announces 2024 Financial Guidance TULSA, Okla. - Feb. 26, 2024 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth quarter and full-year 2023 results and 2024 financial guidance. Higher Fourth-quarter 2023 Results, Compared with Fourth Quarter 2022: • Net income of $688 million, resulting in $1.18 per diluted share. • Adjusted EBITDA of more than $1.5 billion. • 20% increase in Rocky Mountain region NGL raw feed throughput volumes. • 17% increase in Gulf Coast/Permian region NGL raw feed throughput volumes. • 17% increase in natural gas volumes processed. • 15% increase in wells connected in the Rocky Mountain region. Higher Full-year 2023 Results, Compared with Full Year 2022: • Net income of approximately $2.7 billion, resulting in $5.48 per diluted share. • Adjusted EBITDA of more than $5.2 billion. • 19% increase in Gulf Coast/Permian region NGL raw feed throughput volumes. • 10% increase in Rocky Mountain region NGL raw feed throughput volumes. • 54% increase in total wells connected. • 14% increase in natural gas volumes processed. 2024 Earnings Guidance: • Net income midpoint of $2.8 billion. • Adjusted EBITDA midpoint of $6.1 billion. • Approximately $1.75 billion to $1.95 billion in total capital expenditures. “Record volumes, strong financial performance and the closing of the Magellan acquisition solidified 2023 as a year of significant growth and transformation,” said Pierce H. Norton II, ONEOK president and chief executive officer. “With volume momentum across our operations, a full-year earnings contribution from the refined products and crude segment, and Exhibit 99.1

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 2 -more- the realization of acquisition-related synergies, we’ve guided to double-digit adjusted EBITDA growth in 2024. “Our confidence in ONEOK’s underlying business fundamentals and future performance support our commitment to maximize investor value through disciplined capital-growth opportunities, maintaining a strong balance sheet, dividend growth and share repurchases,” added Norton. “With our larger scale and more diversified operations, we’re even better positioned to support our customers, provide essential energy services and create value for our stakeholders.” HIGHLIGHTS: • In January 2024, ONEOK increased its quarterly dividend 3.7% to 99 cents per share, or $3.96 per share on an annualized basis. • In January 2024, ONEOK authorized a $2 billion share repurchase program and targets it to be largely utilized over the next four years. • In 2023, ONEOK extinguished $1.3 billion of long-term debt. • Capital-growth projects: ◦ ONEOK approved the Elk Creek Pipeline expansion to 435,000 barrels per day (bpd), which will increase natural gas liquids (NGL) capacity out of the Rocky Mountain region to 575,000 bpd. The expansion is expected to cost approximately $355 million and be completed in the first quarter 2025. ◦ In February, the Federal Energy Regulatory Commission (FERC) approved the Saguaro Connector Pipeline’s Presidential Permit. ONEOK expects a final investment decision on the pipeline by mid-year 2024. • 2023 Environmental, Social and Governance (ESG) highlights: ◦ ONEOK received an MSCI ESG Rating of AAA. ◦ ONEOK qualified for inclusion in the Dow Jones Sustainability North American Index, part of the Dow Jones Sustainability Indices (DJSI), which recognizes global sustainability leaders. ◦ ONEOK’s ESG Risk Rating, as assessed by Morningstar Sustainalytics, was in the top 20% of the refiners and pipelines industry. • As of Dec. 31, 2023: ◦ 3.46 times fourth-quarter 2023 annualized run-rate net debt-to-EBITDA ratio (excluding transaction costs). ◦ No borrowings outstanding under ONEOK's $2.5 billion credit agreement. ◦ $338 million of cash and cash equivalents.

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings

Feb. 26, 2024

Page 3

FOURTH QUARTER AND FULL-YEAR 2023 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	$ 688	$ 485	$ 2,659	$ 1,722
Diluted earnings per common share (a) (b)	$ 1.18	$ 1.08	$ 5.48	$ 3.84
Adjusted EBITDA (c) (d)	$ 1,514	$ 967	$ 5,243	$ 3,620
Operating income (c)	$ 1,099	$ 756	$ 4,072	$ 2,807
Operating costs	$ 554	$ 322	$ 1,535	$ 1,149
Depreciation and amortization	$ 260	$ 157	$ 769	$ 626
Equity in net earnings from investments	$ 70	$ 37	$ 202	$ 148
Maintenance capital	$ 139	$ 69	$ 277	$ 228
Capital expenditures (includes maintenance)	$ 603	$ 316	$ 1,595	$ 1,202

(a) Amounts for the three months ended Dec. 31, 2023, include pre-tax impacts of $37 million related to net gains on open market repurchases of debt, $34 million related to third-party fractionation costs, $25 million in transaction costs and $7 million in interest income, resulting in a total unfavorable EPS impact of 2 cents per diluted share after-tax.

(b) Amounts for the year ended Dec. 31, 2023, include a pre-tax benefit of $633 million related to the Medford incident, including a one-time insurance settlement gain of $779 million, offset partially by $146 million of third-party fractionation costs incurred in 2023; and pre-tax impacts of $158 million in transaction costs, $49 million in interest income, $41 million related to net gains on open market repurchases of debt and $21 million in interest expense related to the transaction-related bridge facility commitment fees, all resulting in a net benefit of 87 cents per diluted share after tax.

(c) Amounts for the three months and year ended Dec. 31, 2023, include $25 million and $158 million, respectively, in transaction costs; $34 million and $146 million, respectively, in third-party fractionation costs; $37 million and $41 million related to net gains on open market repurchases of debt; and $7 million and $49 million in interest income. Full-year 2023 also includes a one-time insurance settlement gain of $779 million related to the Medford incident.

(d) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. In 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates. Prior periods, which have not been restated, included equity in net earnings from investments.

FULL-YEAR 2023 FINANCIAL PERFORMANCE

ONEOK reported full-year 2023 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $2.7 billion and $5.2 billion, respectively.

Higher 2023 results were driven primarily by higher volumes across ONEOK's systems, higher average fee rates, and higher natural gas storage and transportation services. Results included higher operating costs due primarily to higher employee-related costs and higher outside services due to the growth of ONEOK's operations.

Full-year 2023 results included $633 million related to the Medford incident and $158 million of transaction costs.

Additionally, 2023 results included $465 million of adjusted EBITDA in the refined products and crude segment following the closing of the Magellan acquisition on Sept. 25, 2023.

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ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 4 -more- 2024 GUIDANCE: 2024 Guidance Range (Millions of dollars, except per share amounts) ONEOK, Inc. Net income $2,610 - $3,010 Diluted earnings per common share $4.45 - $5.14 Adjusted EBITDA (a) $5,900 - $6,300 Growth capital expenditures $1,390 - $1,550 Maintenance capital expenditures $360 - $400 Adjusted EBITDA: Natural Gas Liquids $2,390 - $2,550 Refined Products and Crude $1,645 - $1,765 Natural Gas Gathering and Processing $1,275 - $1,355 Natural Gas Pipelines $565 - $595 Other $25 - $35 (a) Adjusted EBITDA is a non-GAAP measure. A reconciliation to the relevant GAAP measure is included in this news release. 2024 Guidance Range Summary of 2024 Volume Guidance Natural Gas Liquids Raw Feed Throughput (MBbl/d) 1,330 - 1,430 Refined Products Volume Shipped (MBbl/d) 1,500 - 1,600 Crude Oil Volume Shipped (MBbl/d) 700 - 850 Natural Gas Processed (MMcf/d) 2,240 - 2,570 2024 Financial Guidance: ONEOK’s 2024 net income and adjusted EBITDA guidance includes higher earnings from all business segments (excluding the Medford insurance settlement in 2023), includes a full-year contribution from the refined products and crude segment and approximately $160 million to $190 million (midpoint of $175 million) of total realized annual cost and initial commercial synergy impacts in the first year post the Magellan acquisition. ONEOK continues to prioritize synergy opportunities primarily based on three factors: time-to-market, economic value and capital expenditure requirements. Building off of the opportunities captured in 2024, ONEOK expects additional annual synergies approaching $125 million in 2025 as a result of batching, blending, supply chain

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 5 -more- synergies and system optimization. Additional commercial synergies are expected in 2026 as necessary capital expenditure projects are completed. Capital Expenditures: Total capital expenditures are expected to range between $1.75 billion to $1.95 billion. Capital expenditure guidance includes the MB-6 NGL fractionator, West Texas NGL pipeline expansion project and the expansion of the Elk Creek NGL pipeline, which will bring total capacity out of the Rocky Mountain region to 575,000 barrels per day. Projects that have not reached a final investment decision are not included in 2024 expectations. Expected 2024 Performance Drivers: Natural Gas Liquids • Higher exchange services margins from an expected increase in NGL raw feed throughput volumes in the Rocky Mountain and Gulf Coast/Permian regions from producer activity, plant connections and plant expansions completed in 2023 and 2024. • More than 90% fee-based earnings. Refined Products and Crude • Full-year effect of higher refined products tariff rates driven by a mid-year tariff increase of 11.5% in July 2023 and a mid-single digit tariff increase expected in 2024. • Higher volumes and margins related to liquids blending, offset partially by lower contributions from joint ventures. • More than 85% fee-based earnings. Natural Gas Gathering and Processing • Approximately 7% increase in natural gas volumes processed driven by increasing producer activity in the Rocky Mountain region. • Approximately 530 to 600 Rocky Mountain region well connections in 2024. • Approximately 60 to 70 Mid-Continent region well connections in 2024. • Approximately 85% fee-based earnings. Natural Gas Pipelines • More than 95% transportation capacity contracted. • Increased demand for long-term pipeline and storage capacity. • More than 95% fee-based earnings. Returning Value to Investors • Targeting an annual dividend growth rate ranging between 3% to 4%. • Combination of common dividends and share repurchases is expected to trend towards a target of approximately 75% to 85% of forecasted cash flow from operations after capital expenditures over the next four years. • Target debt-to-EBITDA ratio of approximately 3.5 times.

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings

Feb. 26, 2024

Page 6

Additional guidance information: https://ir.oneok.com/financial-information/financial-reports.

2023 BUSINESS SEGMENT RESULTS:

Natural Gas Liquids Segment

Natural Gas Liquids Segment	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
	(Millions of dollars)			
Adjusted EBITDA	$ 613	$ 565	$ 3,045	$ 2,095
Capital expenditures	$ 323	$ 136	$ 818	$ 581

The increase in fourth quarter 2023 adjusted EBITDA, compared with the fourth quarter 2022, primarily reflects:

- A $135 million increase in exchange services due primarily to higher volumes across ONEOK's system and lower volumes of unfractionated NGLs in inventory;
- An $11 million increase in earnings from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline and the change in calculation methodology in 2023; offset by
- A $47 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs previously held in inventory, lower optimization volumes and narrower location and commodity price differentials;
- A $34 million increase in third-party fractionation costs due to the Medford incident; and
- A $26 million increase in operating costs due primarily to higher employee costs and property insurance premiums.

The increase in adjusted EBITDA for the full year 2023, compared with 2022, primarily reflects:

- A $663 million increase related to the Medford incident, due to the settlement gain of $779 million, offset partially by $146 million of third-party fractionation costs, compared with an approximately $30 million unfavorable impact of the 45-day waiting period in 2022;
- A $303 million increase in exchange services due primarily to higher volumes across ONEOK's system, offset partially by narrower commodity price differentials;
- A $32 million increase in earnings from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline and the change in calculation methodology in 2023;
- A $20 million increase due primarily to higher volumes on the ONEOK North System and higher storage revenue; and
- A $12 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs previously held in inventory; offset by

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ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 7 -more- • An $88 million increase in operating costs due primarily to higher employee-related costs and higher outside services due to the growth of ONEOK’s operations, and higher property insurance premiums. Natural Gas Gathering and Processing Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 323 $ 266 $ 1,244 $ 1,037 Capital expenditures $ 140 $ 124 $ 448 $ 445 The increase in fourth quarter 2023 adjusted EBITDA, compared with the fourth quarter 2022, primarily reflects: • A $76 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions and the impact of winter weather in the Rocky Mountain region in the fourth quarter 2022; offset by • A $15 million increase in operating costs due primarily to higher employee-related costs and higher property insurance premiums. The increase in adjusted EBITDA for full year 2023, compared with 2022, primarily reflects: • A $227 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions, and the impact of winter weather in the Rocky Mountain region in the second and fourth quarters of 2022; and • A $49 million increase due primarily to higher average fee rates and realized condensate prices, net of hedging, offset partially by lower realized NGL prices, net of hedging; offset by • A $62 million increase in operating costs due primarily to higher employee-related costs, outside services and materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher property insurance premiums. Natural Gas Pipelines Segment Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 132 $ 131 $ 559 $ 488 Capital expenditures $ 73 $ 41 $ 228 $ 123

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 8 -more- Fourth quarter 2023 adjusted EBITDA, compared with the fourth quarter 2022, primarily reflects: • An $11 million increase in earnings from unconsolidated affiliates due to the change in calculation methodology in 2023; offset by • A $5 million decrease in storage services due primarily to lower short-term storage activity; and • A $2 million increase in operating costs due primarily to employee-related costs. The increase in adjusted EBITDA for the full year 2023, compared with 2022, primarily reflects: • A $43 million increase in transportation and storage services due primarily to higher storage rates on renegotiated contracts, higher storage volumes related to completed projects and higher firm and interruptible transportation volumes; and • A $42 million increase in earnings from unconsolidated affiliates due to the change in calculation methodology in 2023; offset by • A $20 million increase in operating costs due primarily to higher employee-related costs. Refined Products and Crude Segment Three Months Ended Years Ended December 31, December 31, Refined Products and Crude Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 424 - $ 465 - Capital expenditures $ 51 - $ 52 - Adjusted EBITDA was $465 million for the period Sept. 25, 2023, through Dec. 31, 2023, which includes a $40 million unfavorable inventory value adjustment, related to the closing of the Magellan acquisition. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 27, 2024. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 877-883-0383, entry number 2949750, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 2417359.

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 9 -more- LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings of unconsolidated affiliates. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest, taxes, depreciation and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 10 -more- results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and the geopolitical instability; • the impact of reduced volatility in energy prices or new government regulations on our business; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of increased attention to ESG issues, including climate change, and risks associated with the physical impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our consolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint- venture participants agree; • our reliance on others to operate joint-venture assets and to provide other services; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposable of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of GHG emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit;

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 11 -more- • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • risks related to the Magellan Acquisition, including the risk that we may not realize the anticipated benefits of the Magellan Acquisition or successfully integrate the two companies; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and postretirement health care benefits to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended December 31, December 31, (Unaudited) 2023 2022 2023 2022 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 4,327 $ 4,656 $ 15,614 $ 20,976 Services 908 376 2,063 1,411 Total revenues 5,235 5,032 17,677 22,387 Cost of sales and fuel (exclusive of items shown separately below) 3,301 3,893 11,929 17,910 Operations and maintenance 486 275 1,319 958 Depreciation and amortization 260 157 769 626 General taxes 68 47 216 191 Transaction costs 25 — 158 — Other operating income, net (4) (96) (786) (105) Operating income 1,099 756 4,072 2,807 Equity in net earnings from investments 70 37 202 148 Other income (expense), net 46 1 89 (29) Interest expense (net of capitalized interest of $11, $15, $43, and $57 respectively) (305) (166) (866) (676) Income before income taxes 910 628 3,497 2,250 Income taxes (222) (143) (838) (528) Net income 688 485 2,659 1,722 Less: Preferred stock dividends — — 1 1 Net income available to common shareholders $ 688 $ 485 $ 2,658 $ 1,721 Basic earnings per common share $ 1.18 $ 1.08 $ 5.49 $ 3.85 Diluted earnings per common share $ 1.18 $ 1.08 $ 5.48 $ 3.84 Average shares (millions) Basic 583.4 447.8 484.3 447.5 Diluted 585.5 449.0 485.4 448.4

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2023 2022 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 338 $ 220 Accounts receivable, net 1,705 1,532 Materials and supplies 148 149 Inventories 639 432 Commodity imbalances 26 43 Other current assets 252 172 Total current assets 3,108 2,548 Property, plant and equipment Property, plant and equipment 38,454 25,015 Accumulated depreciation and amortization 5,757 5,063 Net property, plant and equipment 32,697 19,952 Other assets Investments in unconsolidated affiliates 1,874 802 Goodwill 4,952 528 Intangible assets, net 1,316 225 Other assets 319 324 Total other assets 8,461 1,879 Total assets $ 44,266 $ 24,379

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2023 2022 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 484 $ 925 Accounts payable 1,564 1,359 Commodity imbalances 244 254 Accrued taxes 215 136 Accrued interest 381 233 Operating lease liability 23 12 Other current liabilities 541 132 Total current liabilities 3,452 3,051 Long-term debt, excluding current maturities 21,183 12,696 Deferred credits and other liabilities Deferred income taxes 2,594 1,739 Operating lease liability 74 68 Other deferred credits 479 331 Total deferred credits and other liabilities 3,147 2,138 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2023, and December 31, 2022 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 609,713,834 shares and 583,093,100 outstanding shares at December 31, 2023; issued 474,916,234 shares and outstanding 447,157,771 shares at December 31, 2022 6 5 Paid-in capital 16,320 7,253 Accumulated other comprehensive loss (33) (108) Retained earnings 868 50 Treasury stock, at cost: 26,620,734 shares at December 31, 2023, and 27,758,463 shares at December 31, 2022 (677) (706) Total equity 16,484 6,494 Total liabilities and equity $ 44,266 $ 24,379

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2023 2022 (Millions of dollars) Operating activities Net income $ 2,659 $ 1,722 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 769 626 Equity in net earnings from investments (202) (148) Distributions received from unconsolidated affiliates 202 147 Deferred income taxes 829 464 Medford settlement gain (779) — Medford settlement proceeds 502 61 Other, net 83 92 Changes in assets and liabilities: Accounts receivable 107 (148) Inventories, net of commodity imbalances 118 (62) Accounts payable (62) (26) Risk-management assets and liabilities 96 197 Other assets and liabilities, net 99 (19) Cash provided by operating activities 4,421 2,906 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,595) (1,202) Cash paid for Magellan Acquisition, net of cash acquired (5,015) — Contributions to unconsolidated affiliates (207) (3) Distributions received from unconsolidated affiliates in excess of cumulative earnings 50 20 Medford settlement proceeds 328 39 Other, net 35 7 Cash used in investing activities (6,404) (1,139) Financing activities Dividends paid (1,839) (1,672) Issuance of long-term debt, net of discounts 5,298 869 Repayment of long-term debt (1,300) (896) Debt financing costs (71) (8) Other, net 13 14 Cash provided by (used in) financing activities 2,101 (1,693) Change in cash and cash equivalents 118 74 Cash and cash equivalents at beginning of period 220 146 Cash and cash equivalents at end of period $ 338 $ 220

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings

Feb. 26, 2024

Page 16

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 176	$ 150	$ 637	$ 549
Depreciation and amortization	$ 86	$ 76	$ 334	$ 302
Adjusted EBITDA from unconsolidated affiliates	$ 20	$ —	$ 67	$ —
Equity in net earnings from investments	$ 19	$ 10	$ —	$ 35
Adjusted EBITDA	$ 613	565	$ 3,045	$ 2,095
Raw feed throughput (MBbl/d) (a)	1,367	1,191	1,359	1,237
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.01	$ 0.03	$ 0.04	$ 0.04
Capital expenditures	$ 323	$ 136	$ 818	$ 581
(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.				
Refined Products and Crude (a)				
Operating costs, excluding noncash compensation adjustments	$ 179	$ —	$ 192	$ —
Depreciation and amortization	$ 86	$ —	$ 92	$ —
Adjusted EBITDA from unconsolidated affiliates	$ 32	$ —	$ 36	$ —
Equity in net earnings from investments	$ 25	$ —	$ 28	$ —
Adjusted EBITDA	$ 424	$ —	$ 465	$ —
Total refined products volume shipped (MBbl/d)	1,547	—	—	—
Total crude oil volume shipped (MBbl/d)	808	—	—	—
Capital expenditures	$ 51	$ —	$ 52	$ —
(a) Full year represents Sept. 25, 2023, through Dec. 31, 2023.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 122	$ 107	$ 448	$ 386
Depreciation and amortization	$ 70	$ 64	$ 272	$ 257
Adjusted EBITDA from unconsolidated affiliates	$ (1)	$ —	$ 1	$ —
Equity in net earnings from investments	$ (3)	$ —	$ —	$ 5
Adjusted EBITDA	$ 323	$ 266	$ 1,244	$ 1,037
Natural gas processed (BBtu/d) (a) (b)	3,172	2,679	2,995	2,612
Average fee rate ($/MMBtu) (a)	$ 1.18	$ 1.15	$ 1.17	$ 1.10
Capital expenditures	$ 140	$ 124	$ 448	$ 445
(a) Includes volumes for consolidated entities only.				
(b) Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 54	$ 52	$ 194	$ 174
Depreciation and amortization	$ 17	$ 15	$ 67	$ 62
Adjusted EBITDA from unconsolidated affiliates	$ 39	$ —	$ 160	$ —
Equity in net earnings from Investments	$ 29	$ 27	$ —	$ 108
Adjusted EBITDA	$ 132	$ 131	$ 559	$ 488
Natural gas transportation capacity contracted (MDth/d) (a)	7,920	7,609	7,743	7,428
Transportation capacity contracted (a)	98 %	96 %	96 %	94 %
Capital expenditures	$ 73	$ 41	$ 228	$ 123
(a) - Includes volumes for consolidated entities only.				

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ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 17 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended December 31, December 31, (Unaudited) 2023 2022 2023 2022 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 688 $ 485 $ 2,659 $ 1,722 Interest expense, net of capitalized interest 305 166 866 676 Depreciation and amortization 260 157 769 626 Income taxes 222 143 838 528 Adjusted EBITDA from unconsolidated affiliates (d) 91 — 264 — Equity in net earnings from investments (d) (70) — (202) — Noncash compensation expense and other 18 17 49 68 Adjusted EBITDA (a) (b) (c) (d) $ 1,514 $ 968 $ 5,243 $ 3,620 (a) The year ended Dec. 31, 2023, includes $633 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $146 million of third-party fractionation costs. (b) The three months ended Dec. 31, 2023, includes $34 million related to third-party fractionation costs and $25 million in transaction costs, offset partially by $37 million related to net gains on open market repurchases of debt and $7 million in interest income. (c) The year ended Dec. 31, 2023, includes $158 million in transaction costs, offset partially by $49 million in interest income and $41 million related to net gains on open market repurchases of debt. (d) Beginning in 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. In prior periods, ONEOK’s calculation included equity in net earnings from investments. This change resulted in an additional $21 million of adjusted EBITDA in the three-months ended Dec. 31, 2023, and $62 million of adjusted EBITDA for the year ended Dec. 31, 2023. Prior periods have not been restated.

ONEOK Announces Higher Fourth Quarter and Full-year 2023 Earnings Feb. 26, 2024 Page 18 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2024 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $2,610 - $3,010 Interest expense, net of capitalized interest 1,195 - 1,165 Depreciation and amortization 1,090 - 1,060 Income tax expense 830 - 950 Adjusted EBITDA from unconsolidated affiliates 340 - 330 Equity in net earnings from investments (240) - (250) Noncash compensation expense and other 85 - 65 Other noncash items and equity AFUDC (10) - (30) Adjusted EBITDA $5,900 - $6,300 Consolidated 2024 (Unaudited) Guidance (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $2,390 - $2,550 Natural Gas Gathering and Processing 1,275 - 1,355 Natural Gas Pipelines 565 - 595 Refined Products and Crude 1,645 - 1,765 Other 25 - 35 Adjusted EBITDA $5,900 - $6,300